HSBC

Commercial Banking – GP 6, Team C

PRIVATE AND CONFIDENTIAL
Comtech Broadband Corporation Ltd
Suite 514 Manhattan Center
8 Kwai Cheong Road
Kwai Chung, New Territories

25 October 2011

Attn : Mr Allen Wu

Dear Sir

With reference to our recent discussion, the Bank is pleased to confirm its agreement to granting the Borrower the following facilities. The Bank shall have an unrestricted discretion to cancel or suspend, or determine whether or not to permit drawings in relations to, the facilities. The facilities are subject to review at any time and in any event by 15 May 2012, and also subject to the Bank's overriding right of suspension, withdrawal and repayment on demand including the right to call for cash cover on demand for prospective and contingent liabilities.

In the event of a renewal of the facilities next year or by 15 May 2012, whichever is earlier, the Bank will issue a renewal notification letter to confirm the continuation of the latest available facilities.

BORROWER

Comtech Broadband Corporation Ltd	("CBC")
Comtech Digital Technology (HK) Ltd	("CDT")
Comtech Industrial (HK) Ltd	("CIHK")
MDC Tech Inc Ltd	("MDC")

FACILITIES — Limit

Facilities available to CBC, CDT, CIHK and MDC

		Limit
	Combined Limit for the following facilities within which the following sub-limits apply:	USD30,000,000.-
(a)	Import Facilities (Maximum Tenor 90 days)	USD30,000,000.-
(b)	Loan Against Import ("LAI") (Maximum Tenor 90 days)	USD30,000,000.-
(c)	Trust Receipts (Maximum Tenor 90 days)	USD30,000,000.-
(d)	Clean Import Loan (Maximum tenor 90 days)	USD30,000,000.-
(e)	Export Factoring	USD10,000,000.-
(f)	Revolving Loan	USD10,000,000.-

Notwithstanding the limits set out above, the aggregate outstanding of the above items (b), (c), (d), (e) and (f) shall at no time exceed USD30,000,000.-.

The Hongkong and Shanghai Banking Corporation Limited
HSBC Main Building, 1 Queen's Road Central, Hong Kong
Tel: (852) 2822 1111 Fax: (852) 2721 7648
Telex: 73205 HSBC HX Telegrams: Hongbank Hongkong
Web: www.hsbc.com.hk

FACILITIES

Facilities available to CIHK	Limit
Treasury Facilities (Risk-weighted up to 60 months) within which the following risk-weighted sub-limits apply:	USD2,000,000.-
- Foreign Exchange	USD2,000,000.-

This information is given in strict confidence and without any responsibility, howsoever arising, on the part of the Bank or its officers.

Yours faithfully

Juliana Cheung
Senior Vice President